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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-162958, 333-139433, 333-132420 and 333-101848) of Seagate Technology public limited company (plc), as amended, of our reports dated August 17, 2011, with respect to the consolidated financial statements of Seagate Technology plc, and the effectiveness of internal control over financial reporting of Seagate Technology plc, included in this Annual Report (Form 10-K) for the year ended July 1, 2011.

/s/ ERNST & YOUNG LLP

Redwood City, California
August 17, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm